AGREEMENT

        This Agreement (hereafter "Agreement") is entered into as of this 11th day of August, 2006, between Timothy J. Roach (the "Executive") and TII Network Technologies, Inc. (the "Company").

        WHEREAS, the Executive is the President and Chief Executive Officer of the Company, and a member of the Board of Directors of the Company (the “Board”); and

        WHEREAS, the Executive is retiring and desires to tender his resignation as President, Chief Executive Officer and a member of the Board of the Company; and

        WHEREAS, the Company and the Executive now wish to document the termination of their employment relationship and fully and finally resolve all matters between them; and

        THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the adequacy of which is specifically acknowledged, the Executive and the Company hereby agree as follows:

                 1.       Resignation as President, Chief Executive Officer and Board Member. The Executive hereby resigns from all positions that the Executive held with the Company, including, without limitation, his positions as President, Chief Executive Officer, employee and a member of the Board of the Company, and the Company confirms its acceptance of such resignations, effective as of the date hereof. The parties agree that except for Sections 6 and 7(A) of that certain Third Amended and Restated Employment Agreement, dated April 18, 2006, between the Company and Executive (the “Employment Agreement”) which shall survive, the Employment Agreement is hereby terminated, effective as of the date hereof.

                 2.       Consulting Services; Compensation.

                           (a)        For the period commencing on the date hereof and ending on a date one year there following (the “Consulting Period”), the Executive shall be engaged by the Company and shall make himself available to the Company, upon reasonable notice from the Company and as the Company may reasonably request, to provide services to the Company. Such services shall include, but shall not be limited to, using his commercially reasonable efforts: (i) to enable to Company to retain, preserve and continue its relationships and agreements with its current customers and suppliers, (ii) to provide assistance and counseling to the Company to enable the Company to retain its key employees, (iii) to effect an orderly transition of his duties to the Company’s new President and Chief Executive Officer and (iv) to perform such other duties as the Board or executive officers of the Company may reasonably assign to Executive from time to time consistent with his prior duties with the Company. The Executive acknowledges that he is solely an independent contractor and consultant.  The Executive further acknowledges that he does not consider himself to be an employee of the Company and, other than as expressly provided herein, is not entitled to any Company employment rights or benefits.

                           (b)        For his availability and services during the Consulting Period, the Company shall pay the Executive at his current annual base salary rate of Three Hundred

Thousand ($300,000) Dollars for the Consulting Period, such amounts to be paid in installments in accordance with the Company’s regular payroll practices. All such payments will be subject to normal withholdings for payroll taxes and similar amounts. The Executive agrees that he shall not be eligible for a bonus for Consulting Period. The Executive hereby agrees that his resignation of employment with the Company shall be effective as of the date hereof. This Agreement shall not prohibit the Executive from accepting employment during the Consulting Period; provided, however, that during the Consulting Period and during the twelve-month period following the termination or expiration of this Agreement, the Executive may not, without written Board approval, accept employment, or act in the capacity of a consultant, agent or independent contractor, with any company that the Board reasonably determines is a competitor of the Company. In the event that prior to the expiration of the Consulting Period, the Executive becomes employed by such a competitor or provides services to such a competitor as a consultant, agent or independent contractor, (i) this Agreement shall terminate and the Company shall have no further obligation to make any payments to the Executive hereunder other than payments then due and owing to the Executive, and (ii) the provisions of (a) Section 5(b) and 8 through 20, and (b) the proviso contained in the fourth sentence of this Section 2(b), shall remain in full force and affect.

                           (c)        The Executive shall be entitled to be reimbursed for expenses incurred in the performance of his services hereunder, only to the extent that the incurrence of such expense has been approved in advance by the Company. Such reimbursement shall be in accordance with the expense reimbursement policy of the Company in effect from time to time.

                           (d)        In the event that during the Consulting Period, the Executive dies or becomes disabled, the Company shall pay the estate or the legal representative of the Executive, as the case may be, the balance of the amounts payable to the Executive in Section 2(b) in installments in accordance with the Company’s regular payroll practices.

                 3.       Office. It is hereby agreed that the Executive shall not maintain an office at the Company.

                 4.       Benefits. Effective as of the date hereof, the Executive’s participation in any employer-sponsored benefit plans is hereby terminated and the Executive will not be eligible to participate in any employer-sponsored benefits. The Executive acknowledges and agrees that he will not be entitled to accrue paid vacation days or paid holidays during the Consulting Period. Executive will have the option at Executive’s sole expense to obtain COBRA continuation coverage for a period of up to eighteen (18) months as to any Company-provided medical plan in which he participates as of the date hereof. In the event that Executive fails to promptly advise the Company in writing of his desire to obtain COBRA, the Company will have no obligation to take any actions to ensure that such coverage remains available for the Executive. The Executive shall be paid on August 18, 2006 for accrued vacation days earned by the Executive through such date in an amount equal to 6 weeks vacation pay.

                 5.       Stock Options; Stock Sales.

                           (a)        The Executive has been granted certain stock options (each an “Option”) by the Company. Information concerning the number of shares, the vesting schedule and certain other information with respect to each Option is set forth on Exhibit A hereto. The Executive hereby acknowledges and agrees that the information set forth on Exhibit A is complete and accurate as to each of the Executive’s Options. The Options shall remain outstanding and exercisable pursuant to the terms of the relevant plan and option agreements pursuant to which such Options were granted as in effect on the date hereof, notwithstanding the termination of the Executive’s employment; provided, however, if, as provided in Section 2(b), the Company’s obligation to make payments to the Executive is terminated for a material breach by the Executive, then, upon such termination, the Options shall automatically terminate, and the Executive’s rights hereunder shall be forfeited, with respect to all Options, as of the date of such termination.

                           (b)        From and after the date hereof, the Executive shall be permitted to sell shares of the Company’s stock beneficially owned by him in compliance with Rule 144 of the Securities Act of 1933, including the volume limitations thereof (even if such limitations are no longer applicable to the Executive). The Company shall be permitted to issue a stop transfer order or other order impeding the sale and delivery of any shares of stock in violation of this Section.

                 6.       General Release of Claims by the Executive.

                           (a)        The Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, employees, attorneys, agents and representatives, and employee benefit plans in which the Executive is or has been a participant by virtue of his employment with the Company, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which the Executive has or may have had against such entities or persons based on any events or circumstances arising or occurring on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever the Executive’s employment by the Company or the changes in the terms and conditions of the Executive’s employment as of the date hereof, and any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims arising under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss. 621, et seq. (“ADEA”), the Civil Rights Act of 1964 (“Title VII”), as amended (including amendments made through the Civil Rights Act of 1991), 42 U.S.C. ss. 2000e, et seq., 42 U.S.C. ss. 1981, as amended, the Americans With Disabilities Act (“ADA”), as amended, 42 U.S.C. ss. 12101, et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. ss. 701, et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, 29 U.S.C. ss. 301, et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101, et seq., the Family and Medical Leave Act of 1993 (“FMLA”), as amended, 29 U.S.C. ss. 2601 et seq., the Fair Labor Standards Act (“FLSA”), as amended, 29 U.S.C. ss. 201 et seq., the Employee

Polygraph Protection Act of 1988, 29 U.S.C. ss. 2001, et seq., all provisions of the laws of New York and the state, territorial and federal workers’ compensation laws. The Executive further agrees and acknowledges that any and all claims under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss. 621, et seq. (“ADEA”) released by him herein do not include rights or claims that may arise after the date this Agreement is executed. The Executive warrants that he has not filed any type of claim against the Company. Notwithstanding anything contained in this Agreement to the contrary, the release in this Section 6 does not affect in any way any obligations, claims or causes of action arising out of or resulting from any breach by the Company of its obligations under this Agreement.

                           (b)        In accordance with the Older Workers Benefit Protection Act of 1990, the Executive acknowledges that he is aware of the following:

(i) He has a right to consult with an attorney before entering into this Agreement;

(ii) He has twenty-one (21) days from the date this offer is received to consider this offer; and

(iii) He has seven (7) days after accepting this offer to revoke his acceptance, and his acceptance will not be effective until that revocation period has expired.

                           (c)        Executive further acknowledges that he is signing the Agreement of his own free will with the intent of being bound by it. If Executive elects to sign this Agreement prior to the expiration of twenty-one (21) days, Executive has done so voluntarily and knowingly, without any improper inducement or coercion by the Company.

                 7.       General Release of Claims by the Company. The Company, on behalf of itself and its respective successors, agents, attorneys and representatives, hereby agrees to release and forever discharge the Executive and his executors, heirs, representatives and assigns, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, asserted or unasserted known or unknown, suspected or unsuspected (collectively, “Claims”), which the Company has or may have against the Executive as of the date of execution of this Agreement by the Company. The Company warrants that it has not filed any type of claim against the Executive. Notwithstanding anything contained in this Agreement to the contrary, the release in this Section 7 does not affect in any way any obligations, claims or causes of action arising out of or resulting from any breach by the Executive of his obligations under this Agreement.

                 8.       Nondisparagement. The Executive agrees that neither he nor anyone acting by, through, under or in concert with him shall disparage or otherwise communicate negative statements or opinions about the Company, its Board members, officers, employees or business. The Company agrees that neither its Board members nor officers shall disparage or otherwise communicate negative statements or opinions about the Executive.

                 9.       Cooperation. The Executive agrees to give reasonable cooperation, at the Company’s request, in any pending or future litigation or arbitration brought against the Company and in any investigation the Company may conduct. The Company shall have no obligation to pay the Executive for time spent and expenses incurred by the Executive in any pending or future litigation or arbitration where the Executive is an unindemnified co-defendant or party to the arbitration or litigation. Except to the extent that coverage is terminated for all Board members of the Company, the Company shall take no actions to terminate the Executive’s coverage for the period prior to the date hereof under any Directors & Officers insurance policy in existence at the Company as of to the date hereof. The Company shall, with regard to the Executive’s period of services to the Company, continue to make available to the Executive any indemnification made available to the Company’s directors, officers, employees and agents, including pursuant to Article XIII of the Company’s by-laws, as in effect from time to time. Notwithstanding the foregoing, with respect to the Executive’s service as a consultant hereunder, such indemnification shall not be available to the extent prohibited by any contract or agreement to which the Company is a party, as such may be amended from time to time; provided, however, it is agreed that the Company may not amend any such contract or agreement in a manner that would have a material adverse effect on the indemnification provided to the Executive without a similar change in the indemnification available to the Board members of the Company.

                 10.     Discoveries; Confidential Information; Return of Company Property.

                           (a)        The Executive hereby expressly confirms his continuing obligations to the Company pursuant to Sections 6 and 7(A) of the Employment Agreement.

                           (b)        The Executive shall deliver to the Company within ten (10) days of the Company’s request, all originals and copies of correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company’s customers, business plans, marketing strategies, products, processes or business of any kind and/or which contain proprietary information or trade secrets which are in the possession or control of the Executive or his agents or representatives.

                           (c)        The Executive shall return to the Company within ten (10) business days of the Company’s request, all equipment of the Company in his possession or control.

                 11.     Non-Solicitation. For the period commencing on the date hereof and ending on the 1st anniversary following the termination or expiration of this Agreement, the Executive shall not, directly or indirectly, either for the benefit of the Executive or for any other person or entity (a) hire or solicit, induce or attempt to solicit or induce, directly or indirectly, whether or not for consideration, any employee, consultant or agent of the Company to terminate his or her relationship with the Company or (b) induce or attempt to induce any supplier or customer of the Company to terminate or adversely change its relationship with the Company; provided, however, after complying with the provisions of Section 2(a)(ii) hereof, the Executive shall be permitted to hire any employee of the Company at any time following ninety (90) days after such employee’s termination of his/her employment with the Company.

                 12.     Enforceability; Notice. If any covenant in this Agreement is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against Executive. If the Executive accepts other employment while the covenants hereunder are in effect, the Company may notify such employer that the Executive is bound by this Agreement and, at the Executive’s election, furnish such employer with a copy of this Agreement or relevant portions thereof.

                 13.     Injunctive Relief. Each of the parties hereto acknowledges that the injury that would be suffered by the other party as a result of a breach of the provisions of this Agreement (other than the Company’s obligation to make payments hereunder) would be irreparable and that an award of monetary damages to the damaged party for such a breach would be an inadequate remedy. Consequently, each of the parties hereto will have the right, in addition to any other rights it may have, at such party’s cost, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement (other than, in each case, with respect to the Company’s obligation to make payments hereunder) and each party hereto waives the obligation of securing or posting of any bond in connection with such remedy.

                 14.     Taxes. To the extent any taxes may be payable by the Executive for the benefits provided to him by this Agreement beyond those withheld by the Company, the Executive agrees to pay them himself and to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties, and associated attorneys’ fees and costs, resulting from any failure by him to make required payments.

                 15.     Binding Effect; Delegation of Executive’s Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any affiliate to which the Company may assign this Agreement or any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated or assigned.

                 16.     Governing Law; Venue and Jurisdiction. This Agreement shall be governed by and construed under New York law, without regard to conflict of laws principles. The parties agree that any lawsuit between them arising under this Agreement shall be filed in any state or federal court located in Nassau and Suffolk counties in the State of New York, and each of the parties hereby agrees, acknowledges and submits to the exclusive jurisdiction and venue of such courts for the purposes of such lawsuit, waives any right he or it may have to object to such jurisdiction or venue, and agrees to accept service of process in accordance with the provisions for delivery of notice set forth in Section 17 hereof.

                 17.     Notices. All notices, demands or other communications regarding this Agreement shall be in writing and shall be sufficiently given if either personally delivered or sent by national overnight courier, addressed as follows:

(a)	If to the Company:	TII Network Technologies, Inc. 1385 Akron St, Copiague, NY 11726 Attention: Chief Executive Officer

With a Copy to:	Meltzer, Lippe, Goldstein & Breitstone, LLP 190 Willis Avenue Mineola, NY 11501 Attention: Ira Halperin

(b)	If to the Executive:	Timothy J. Roach P.O. Box 764 Stony Brook, NY 11790

Notices so addressed shall be deemed to have been duly given (i) on the date delivered, if delivered personally or (ii) on the next business day following the documented acceptance thereof for next-day delivery by a national overnight courier service.

                 18.       Severability. Except as otherwise specified below, should any portion of this Agreement be found void or unenforceable for any reason by a court of competent jurisdiction, the parties intend that such provision be limited or modified so as to make it enforceable, and if such provision cannot be modified to be enforceable, the unenforceable portion shall be deemed severed from the remaining portions of this Agreement, which shall otherwise remain in full force and effect. If any portion of this Agreement is so found to be void or unenforceable for any reason in regard to any one or more persons, entities, or subject matters, such portion shall remain in full force and effect with respect to all other persons, entities, and subject matters. This section shall not operate, however, to sever the Executive’s obligation to provide the binding release to all entities intended to be released hereunder and all provisions of this Agreement are integral.

                 19.       Understanding and Authority. The parties understand and agree that all terms of this Agreement are contractual and are not a mere recital, and represent and warrant that they are competent to covenant and agree as herein provided.

                 20.       Integration Clause. This Agreement and the Exhibits hereto contain the entire agreement of the parties with regard to the changes in terms and conditions of and separation of the Executive’s employment, and supersedes any prior agreements as to that matter. This Agreement may not be changed or modified, in whole or in part, except by an instrument in writing signed by the Executive and the then Chief Executive Officer of the Company. No claim or right arising out of a breach or default under this Agreement can be discharged by a waiver of that claim or right unless the waiver is in writing signed by the party hereto to be bound by such waiver. A waiver by either party hereto of a breach or default by the other party of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provision shall remain in full force and effect.

                 21.       Execution in Counterparts. This Agreement may be executed in counterparts with the same force and effect as though executed in a single document. Facsimile signature pages shall have the same legal effect as original signatures.

        IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing as of the date first written above.

TII Network Technologies, Inc.

By: /s/ Charles H. House

Name: Charles H. House

Title: Chairman of Board

/s/ Timothy J. Roach

Timothy J. Roach

Exhibit A

Stock Options as of August 11, 2006

Date of Grant	No. of Shares	Price per Share	Date Exercisable	Expiration Date
07/25/96	10,000	$1.563	10/08/99	10/07/08
07/25/96	10,000	1.563	10/08/00	10/07/08
07/25/96	10,000	1.563	10/08/01	10/07/08
07/25/96	10,000	1.563	10/08/02	10/07/08
07/25/96	10,000	1.563	10/08/03	10/07/08
12/08/98	46,000	2.313	12/08/99	12/07/08
12/08/98	46,000	2.313	12/08/00	12/07/08
12/08/98	46,000	2.313	12/08/01	12/07/08
12/08/98	46,000	2.313	12/08/02	12/07/08
12/08/98	46,000	2.313	12/08/03	12/07/08
05/30/00	10,000	1.656	05/30/01	05/29/10
05/30/00	10,000	1.656	05/30/02	05/29/10
05/30/00	10,000	1.656	05/30/03	05/29/10
05/30/00	10,000	1.656	05/30/04	05/29/10
05/30/00	10,000	1.656	05/30/05	05/29/10
01/25/01	20,000	1.063	01/25/02	01/24/11
01/25/01	20,000	1.063	01/25/03	01/24/11
01/25/01	20,000	1.063	01/25/04	01/24/11
01/25/01	20,000	1.063	01/25/05	01/24/11
01/25/01	20,000	1.063	01/25/06	01/24/11
08/02/02	40,000	0.3355	01/01/04	08/29/07
08/30/02	40,000	0.3355	01/01/05	08/29/07
12/30/97	10,000	1.563	10/08/99	10/07/08
12/30/97	10,000	1.563	10/08/00	10/07/08
12/30/97	10,000	1.563	10/08/01	10/07/08
12/30/97	10,000	1.563	10/08/02	10/07/08
12/30/97	10,000	1.563	10/08/03	10/07/08
12/30/97	10,000	1.594	04/07/00	04/06/09
12/30/97	10,000	1.594	04/07/01	04/06/09
12/30/97	10,000	1.594	04/07/02	04/06/09
12/30/97	10,000	1.594	04/07/03	04/06/09
12/30/97	10,000	1.594	04/07/04	04/06/09
06/07/05	54,100	1.485	06/07/05	06/06/15